LOAN AGREEMENT

DATED AS OF ________________, 2004 BY AND BETWEEN:

Avraham Bahry, of 1 Gan HaShikmim Street, Ganei-Yehuda - Savyon, Israel, and Rodia Mihali, whose address for the purpose of service under this Agreement shall be c/o Adv. Joseph Stabholz, Weizman 72, Tel-Aviv 62308 (collectively, the “Lenders” and each of them a “Lender”);

AND:

Hotel Outsource Management International, Inc., a Delaware corporation, whose address for the purposes of this Agreement shall be 63 Wall Street, Suite 1801, New York, New York 10005 (the “Borrower”)

WHEREAS:

The Borrower requires immediate funds, which it has not yet succeeded in procuring from banking institutions in the US and for which the proceeds from its recent rights offering did not suffice; and

WHEREAS:

The Borrower has requested that the Lenders loan these funds to the Borrower in the amount and under the terms set forth in this Agreement below; and

WHEREAS:

Each Lender is willing to make a loan to the Borrower, all subject to and in accordance with the terms of this Agreement,

THEREFORE, THE PARTIES HAVE MADE CONDITION AND AGREED AS FOLLOWS:

1	Preamble and Headings

1.1 The Preamble, and any Appendices, Exhibits or Schedules to this Agreement, constitute an integral part hereof.

1.2 Section headings are for convenience purposes only, and may not be used in the construction or interpretation of this Agreement.

2	The Loan

2.1 Upon the terms and conditions set forth in this Agreement, each Lender agrees to loan to the Borrower the principal amount of USD 350,000.- (three hundred and fifty thousand US Dollars) (the “Loan”).

2.2 The Loan will be made available to the Borrower within 3 business days of the date hereof (hereinafter: the “Loan Date”), by means of SWIFT wire transfer to the Borrower’s account No. 0605079633 at HSBC Republic Bank, a division of HSBC Bank USA, in the branch located at 452, Fifth Avenue, New York, NY 10018.

3	Interest

3.1 The Borrower shall pay interest on the entire outstanding balance of the Loan, commencing as of the Loan Date, at the rate of 10% per annum (the “Interest”).

3.2 On the Repayment Date (as defined below), the Borrower shall pay the Lenders, pari passu, all of the Interest that has accrued and is outstanding on the Loan up until that date.

4	Repayment

4.1 The Borrower shall repay the entire Loan, with all accrued Interest, in a single, cash payment to each Lender, pari passu, no later than the 6 month anniversary of the Loan Date (the “Repayment Date”).

4.2 Notwithstanding the foregoing, and notwithstanding the Lenders’ declaration that, as at the date hereof, they would prefer for the Loan to be repaid in cash, the Lenders nevertheless agree that the Borrower may elect to effect repayment of any part, or all, of the Loan and/or accrued Interest, pari passu to the Lenders, no later than the Repayment Date, by means of the issue to the Lenders of shares of the Borrower’s common stock. The purchase price of each share so issued shall be deemed to be $0.25, such that the outstanding balance of the Loan plus accrued Interest shall be reduced, at the time of issue of such shares, by the sum of $0.25 per share so issued. If, for example, the Repayment Date falls exactly on the 6 month anniversary of the Loan Date, and the outstanding balance of the Loan and the accrued Interest is $735,000, then the issue, on that date, of 2,940,000 shares of the Borrower’s common stock, to the order of the Lenders, as set forth herein, would constitute full repayment of the Loan and all accrued Interest. Furthermore, the Borrower will be entitled to combine repayment of the Loan in the manner described in this Section 4.2 above with a rights offering to all of its shareholders, at a price per share of $0.25, such that any shares purchased by the Lenders in such rights offering may, at the election of either the Lenders or the Borrower, be deemed fully paid, with the outstanding balance of the Loan being reduced accordingly, by the total number of shares purchased by each Lender multiplied by $0.25.

4.3 If the Borrower elects to repay any part of the Loan and/or accrued Interest by means of the issue of shares as set forth in Section 4.2 above, then the shares must be duly issued in the Lenders’ names, or to their order, pari passu, and registered in the Lenders’ names, or to their order, in the Borrower’s share register, and duly executed share certificates must be delivered to the Lenders, or to their order, all no later than the Repayment Date.

4.4 For avoidance of any doubt, the Borrower undertakes to fully repay the Loan and all accrued Interest, no later than the 6 month anniversary of the Loan Date, either by means of a cash payment as set forth in Section 4.1 above, or by means of a share issue, as set forth in Sections 4.2 and 4.3 above, or by means of a combination of such cash payment and such share issue, provided that all such repayments are made in the same way for both Lenders, pari passu.

4.5 The Borrower may at any time prepay to the Lenders, pari passu, any part of the outstanding balance of the Loan and accrued Interest, by any of the methods set forth in Section 4.4 above.

4.6 Without derogating from any statutory remedies and/or other remedies available under the terms of this Agreement, if the Borrower is in default under this Agreement and does not fully repay the Loan and accrued Interest in the manner set forth above, no later than the Repayment Date, then each Lender shall be entitled to elect, by means of written notice to the Borrower, whether repayment of such Lender’s portion of the outstanding balance of the Loan and accrued Interest must be made by means of cash payment, or by means of share issue under the principles outlined above, or by a combination of these methods, and the Borrower undertakes to comply with such election by each Lender.

5	Late Payment

5.1 Without derogating from any statutory remedies and/or other remedies available under the terms of this Agreement, any sums not paid by the Borrower at the appointed time under this Agreement shall be subject to interest at the highest rate of interest then charged by Bank Leumi of Israel in respect of Dollar sums overdrawn beyond an agreed credit facility, such interest to accrue from the date payment was originally due until the date of actual payment; this interest rate shall initially be determined on the date payment was originally due, and thereafter monthly until the date of actual payment. Nothing in this Section 5 may be construed in any way as derogating from the Borrower’s undertaking and obligation to repay the Loan and pay the Interest as set forth above. Arrears interest accruing pursuant to the terms of this Section 5 shall, for all intents and purposes, be deemed part of the Interest, as defined herein.

6	Specified Purpose of Loan

6.1 The Parties hereby confirm and agree that the Borrower requested the Loan for the sole purpose of using all of said Loan to invest in the Borrower’s subsidiary, Hotel Outsource Services, Inc. (“HOS”), and to procure that a further $300,000 will be invested in HOS by Bartech Systems International, Inc. (“BSI”) and that all of said Loan, together with said investment by BSI, will be used by HOS to fund the purchase and installation of Bartech minibars, pursuant to purchase orders which have been and/or will soon be entered into with BSI (the “Specified Purpose”). The Specified Purpose will be subject to adjustment and amendment, by mutual written consent of the Parties.

6.2 The Borrower hereby undertakes to use the Loan solely for the Specified Purpose and not to use any part of the Loan for any purpose other than the Specified Purpose.

6.3 The Borrower hereby recognizes and acknowledges that the Lenders’ consent to make the Loan to the Borrower in accordance with the terms hereof is inter alia subject to and in reliance upon the Borrower’s undertaking as set forth in Section 6.2 above, which is a fundamental condition of this Agreement.

7	Borrower’s General Covenants

7.1 Borrower shall keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, and shall maintain, preserve and keep all of its properties and assets in good working order and condition, subject to ordinary wear and tear.

7.2 Borrower shall conduct its affairs in such manner as is appropriate for a public company whose shares are traded on the New York OTCBB, and in accordance with all laws and regulations by which it is bound.

7.3 Other than in the ordinary course of business or otherwise as agreed to in writing by the Lenders, on a case by case basis, Borrower shall not create, incur, or assume any indebtedness, nor shall it create incur, assume or suffer any mortgage, pledge, lien, security interest, charge or encumbrance of any kind or nature in or upon any of its property or assets, whether now owned or hereafter acquired, nor shall it sell, lease, assign, transfer or otherwise dispose of any of its assets, including its accounts receivable.

8	Representations and Warranties

The Borrower hereby represents and warrants to the Lenders as follows:

8.1 that it is duly organized and existing under the laws of the jurisdiction in which it was incorporated, with the requisite corporate or other power to own and operate its properties and assets, and to carry on its business as presently conducted and to execute and perform its obligations under this Agreement;

8.2 that this Agreement is valid and binding upon it and it is bound by it and obliged to act in accordance with its terms; and that the execution and performance by it of this Agreement, and compliance therewith, and the consummation of the transactions contemplated by this Agreement will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any document, other obligation, law, regulation or order to which it is or will be party or by which it is or will be bound;

8.3 that all actions on its part and on the part of its directors and shareholders, required for the authorization, execution, and performance by it, of this Agreement, and the consummation of all the transactions contemplated herein, have been obtained, or that they will be obtained within 30 days of the date hereof and until such time as they are obtained no use will be made of the Loan, which will, until such time, be deemed held in trust for the Lenders by the Borrower;

8.4 that this Agreement and the entire contents thereof do not require that any notice be made to any authorities, other than notice which has already been made by the Borrower or which will be made by the Borrower in a timely manner, in accordance with all laws and regulations by which the Borrower is bound.

9	Events of Default

The occurrence and continuation of any of the following events shall be considered an Event of Default upon the occurrence of which the entire unpaid balance of the Loan and Interest, and all reasonable costs of collection, including reasonable attorney fees and expenses, shall become immediately due and payable:

9.1 the Borrower shall fail to make any payment which it is obliged to make under the terms of this Agreement;

9.2 for the avoidance of doubt it is hereby stipulated and emphasized that it is the fundamental obligation and undertaking of the Borrower to repay the Loan and pay the Interest, in their entirety, on the Repayment Date, and that failure by the Borrower to repay the Loan and pay the Interest, in their entirety, on the Repayment Date, shall be considered an Event of Default, regardless of the reason for such failure, and without either Lender being required to deliver any kind of notice to the Borrower;

9.3 the Borrower shall default in the performance of any material covenant or obligation contained herein or in any other agreement, debenture, pledge, promissory note or other instrument of indebtedness with a Lender and such default is not remedied within thirty (30) days after the occurrence thereof;

9.4 the Borrower uses and/or attempts and/or purports and/or permits HOS to use the Loan, or any part thereof, for any purpose other than the Specified Purpose, in breach of the provisions of Section 6.2 above;

9.5 the Borrower fails to take any action required of it pursuant to Section 10.5 below.

9.6 any representation or warranty made by or on behalf of the Borrower to the Lenders, howsoever in connection with the Loan and/or this Agreement, shall at any time prove to have been incorrect or misleading;

9.7 any judgment materially affecting the ability of the Borrower to repay the Loan and pay the Interest shall be entered against the Borrower or any attachment, levy or execution against a substantial portion of its properties shall remain unpaid, or shall not be released, discharged, dismissed, suspended or stayed for a period of thirty (30) days or more after its entry, issue or levy, as the case may be;

9.8 any proceedings seeking to declare the Borrower bankrupt, or insolvent, or seeking liquidation, winding up, reorganization, arrangement with creditors, composition of debts or any other similar proceedings shall be initiated against the Borrower, and such proceeding shall not be dismissed within thirty (30) days;

any event shall occur materially affecting the ability of the Borrower to repay the Loan and pay the Interest under the terms of this Agreement.

10	Security and Collateral

10.1 As security and collateral for the full and timely fulfillment of all of the Borrower’s undertakings pursuant to this Agreement, including the repayment of the Loan and the payment of the Interest, on the Repayment Date, the Borrower hereby grants the Lenders, pari passu, a first priority security interest in, and lien upon, all of the Borrower’s rights and assets, of any kind whatsoever, provided however that, solely in respect of rights or assets already encumbered by the Borrower to a third party, prior to the date hereof and/or rights or assets which are in the future acquired by the Borrower using funding received from other parties and encumbered to said other parties (in each case, “Existing Liens”), such security interest and lien in the Lenders’ favor shall be of second priority, and shall be subordinate solely to said Existing Liens.

10.2 The Borrower is hereby aware that, as security and collateral for the full and timely fulfillment of all of the Borrower’s undertakings pursuant to this Agreement, including the repayment of the Loan and the payment of the Interest, on the Repayment Date, certain shareholders of the Borrower may grant the Lenders a first degree charge and security interest over a total of 2,000,000 of the shares of common stock which they hold in the Borrower. The Borrower hereby confirms that there is no impediment to the grant of such charge and security interest and that it will fully cooperate with the Lenders in facilitating the exercise and realization of such charge and security interest, in favor of the Lenders, upon receipt of such request by the Lenders following an Event of Default.

10.3 Upon the occurrence of an Event of Default, and for as long as said Event of Default remains uncured), the Lenders, pari passu, may, without prejudice to any and all other rights, remedies and/or relief to which the Lenders may be entitled by law, exercise and realize any and all security interests and/or collateral granted to the Lenders pursuant to the terms hereof, including the security and collateral as set forth in this Section 10 above, without in any way derogating from the Borrower’s obligation to pay to the Lenders any and all sums still owed by the Borrower to the Lenders pursuant to the terms hereof even after said actions by the Lender.

10.4 The Borrower hereby recognizes, acknowledges and agrees that each Lender may, at any particular time, hold various forms of security and/or collateral in respect of the Loan, whether received from the Borrower or from any third party, including the security and collateral as set forth in Section 10 above (all such security and collateral being termed hereinafter, the “Collateral”), and that each Lender’s rights herein with respect to the security and collateral as set forth in Section 10 above shall remain in full force and effect regardless of, and in addition to, any other Collateral then held by the Lenders, and each Lender shall have full and absolute discretion as to the order and/or nature in which it exercises and/or realizes its rights in the Collateral, if at all, and as to the timing of any such exercise and/or realization, and the Borrower hereby waives any and all claims, demands and/or actions, of any kind whatsoever, against the Lenders, in this regard.

10.5 The Borrower hereby undertakes, from time to time forthwith upon a Lender’s demand, in order to guarantee the Lenders’ rights with respect to any current and/or and future creditors, to take any action and sign any instrument and/or form and/or agreement as per the Lenders’ request, in the event the Lenders and/or the Borrower believes that any laws by which it or its assets are bound require such action or signature in order to accord full validity to the Collateral, against the whole world. Without in any way limiting or derogating from the Borrower’s obligation and undertaking as set forth in this Section 10.5 above, and merely as an additional form of protection for the Lenders, the Borrower hereby undertakes to deliver to Avraham Bahry, at the execution hereof, a Power of Attorney, in the form attached as Exhibit A’ hereto, by which the Borrower will empower Avraham Bahry inter alia to take any and all action pursuant to this Section 10.5, in the Borrower’s name and/or place and/or on its behalf, all as set forth in Exhibit A.

11	Miscellaneous

11.1 In view of the fact that the Lenders are shareholders in the Borrower and are also members of the Borrower’s Board of Directors, the Lenders hereby agree that, so long as they own more than 1% of the Borrower’s issued and outstanding share capital or are members of the Borrower’s Board of Directors, they will not participate in any vote taken by any of the organs within the Borrower’s corporate structure in connection with this Agreement. This clause is in addition to, and without derogating from, the provisions of applicable law that may apply to this Agreement in connection with its being an agreement between a corporation and individuals who are shareholders and directors of that corporation.

11.2 Each Lender shall be entitled, at any time and without requiring the consent of the Borrower or any other individual, to assign all or any part of its rights under this Agreement, including the security interests contemplated hereby, to any other entity. The Borrower shall not be entitled to assign all or any part of its rights and/or obligations under this Agreement, without the Lenders’ advance written consent.

11.3 No Amendment to this Agreement, or any part thereof, shall be valid or binding upon the Parties unless drawn up in writing and signed by both Parties.

11.4 As used in this Agreement, the term “including”, and all derivations thereof, shall mean “including, without limitation”, unless expressly stipulated to the contrary. Where the context permits, use of the singular number includes the plural and vice versa and words denoting any gender shall include all genders.

11.5 No failure or delay on the part of any party in exercising any right and/or remedy to which it may be entitled hereunder and/or by law shall operate as a waiver by that party of any right whatsoever. No waiver of any right under this Agreement shall be deemed as a waiver of any further or future right hereunder, whether or not such right is the same kind of right as was waived in a previous instance.

11.6 In case any provision of the Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect.

11.7 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces any previous agreements between the parties, if at all, whether written or verbal, pertaining to any of the subject-matter hereof.

11.8 This Agreement shall be governed by and construed in accordance with the laws of Israel, without regard to its rules of conflict of laws. The parties hereby agree and submit to the exclusive jurisdiction of the competent courts in the city of Tel-Aviv, with respect to any claim or dispute arising out of and/or in connection with this Agreement. For this purpose, Borrower hereby gives notice that an address for service of court papers in any action relating to this Agreement shall be c/o Bartech Mediterranean Ltd., 25 HaMered Street, Tel-Aviv, Israel.

11.9 Notices sent by one party to the other under this Agreement will be sent by registered mail to the addresses specified herein, delivered by hand, or transmitted by fax and will be deemed to have reached their destination within 5 days of being deposited with the Post Office for dispatch as registered mail (10 days in the case of air mail), upon actual delivery when delivered by hand, and upon receipt of the recipient’s confirmation of receipt when sent by fax.

11.10 This Agreement may be executed in any number of counterparts, in original or by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed this Loan Agreement on the date first above written:

SIGNED for and on behalf of

Hotel Outsource Management International, Inc.

By:	/s/ Jacob Ronnel

SIGNED by:	/s/ Avraham Bahry
Avraham Bahry

SIGNED by:	/s/ Rodia Mihali
Rodia Mihali

I, Joseph Stabholz, Adv., hereby confirm that to the best of my knowledge, the representations and warranties delivered in Section 8.2, 8.3 and 8.4 above are true and correct.

/s/ Joseph Stabholz
Joseph Stabholz, Adv.